Exhibit 3.1(v)

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COTT HOLDINGS INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Cott Holdings Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

(1) The name of the Company is Cott Holdings Inc. The original certificate of incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on January 24, 2000.

(2) The certificate of incorporation of the Company was amended and restated by an Amended and Restated Certificate of Incorporation of the Company filed with the office of the Secretary of State of the State of Delaware on January 24, 2000, by a Second Amended and Restated Certificate of Incorporation of the Company filed with the office of the Secretary of State of the State of Delaware on June 28, 2002 and by a Third Amended and Restated Certificate of Incorporation of the Company filed with the office of the Secretary of State of the State of Delaware on December 18, 2002.

(3) This Fourth Amended and Restated Certificate of Incorporation was duly adopted by the board of directors of the Company and consented to by the sole stockholder of the Company in accordance with Sections 228, 242 and 245 of the GCL.

(4) This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Company, as heretofore amended or supplemented.

(5) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

I. The name of the Company is Cott Holdings Inc.

II. The purpose of the Company is to engage in any lawful act or activity for which bodies corporate may be organized under the General Corporation Law of Delaware (the “GCL”) and the Business Corporation Law of Pennsylvania (the “BCL”).

III. The aggregate number of shares that the Company shall have authority to issue is 3,295 shares, consisting of 745 common shares, no par value, and 2,550 preferred shares, no par value, of which 2,500 shall be designated as “Class A Preferred Shares,” and 50 shall be designated as “Class B Preferred Shares.” The rights, preferences, privileges, restrictions and other matters relating to the authorized capital of the Company are as follows:

COMMON SHARES

1. Voting Rights: Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of stockholders of the Company and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share.

2. Dividends: The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive any dividend declared by the Company. No dividends shall be paid on the Common Shares where to do such would violate applicable law or reduce the amount by which the realizable value of the assets of the Company exceeds its liabilities to an amount less than the aggregate of the Redemption Price (as defined below) of the outstanding Class A Preferred Shares and the Redemption Price (as defined below) of the outstanding Class B Preferred Shares.

3. Rights on Dissolution: The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

CLASS A PREFERRED SHARES

1. Ranking: The Class A Preferred Shares shall rank senior to any other shares of the Company in respect of repayment of capital and as otherwise provided herein.

2. Dividends: The holders of the Class A Preferred Shares shall be entitled to receive, in priority to the holders of the Common Shares, the Class B Preferred Shares or any other class of shares of the Company ranking junior to such Class A Preferred Shares, and the Company shall pay thereon, as and when declared by the directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, fixed preferential, non-cumulative dividends at such rate per annum as may be determined from time to time by the directors provided such rate shall not exceed four per cent (4%) per annum calculated on the Redemption Amount thereof (as hereafter defined). For greater certainty, the board of directors may, from time to time, declare that no dividend is payable on the Class A Preferred Shares and at such time the directors may declare a dividend on the Common Shares, the Class B Preferred Shares or any other class ranking junior to the Class A Preferred Shares. If within 6 months after the end of any fiscal year of the Company, the directors, in their discretion, shall not have declared any dividend in any amount on the Class A Preferred Shares in respect of such fiscal year, then the rights of all holders of the Class A Preferred Shares to a dividend in respect of such fiscal year shall be forever extinguished. The holders of the Class A Preferred Shares shall not be entitled to any dividend other than or in excess of the dividend herein provided for.

3. No Voting Rights: Except as provided in the BCL or the GCL or in the Company’s articles of domestication under the BCL, the holders of the Class A Preferred Shares shall not, as such, be entitled to receive notice of or to attend or vote at meetings of the stockholders of the Company.

4. Rights on Dissolution: In the event of the liquidation, dissolution or winding-up of the Company whether voluntary or involuntary, the holders of the Class A Preferred Shares shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Company among the holders of the Common Shares, the Class B Preferred Shares and any other class of shares of the Company ranking junior to the Class A Preferred Shares, an amount equal to the Redemption Amount of the Class A Preferred Shares held, together with any dividends declared but unpaid upon such shares, and no more.

5. Redemption at the Option of the Company: Subject to the applicable provisions of the BCL and the GCL, the Company shall, at its option, be entitled to redeem at any time or times all or any part of the Class A Preferred Shares registered in the name of any holder of any such Class A Preferred Shares on the books of the Company with or without the consent of such holder by giving notice in writing to such holder specifying:

(a) that the Company desires to redeem all or any part of the Class A Preferred Shares registered in the name of such holder; and

(b) if part only of the Class A Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

(c) the business day (in this paragraph referred to as the “Redemption Date”) on which the Company desires to redeem such Class A Preferred Shares (the notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the Company or such shorter period of time as the Company and the holder of any such Class A Preferred Shares may agree); and

(d) the place of redemption.

The Company shall, on the Redemption Date, redeem such Class A Preferred Shares by paying to the holder(s) thereof, or distributing properties the value of which is equal to, the Redemption Amount thereof together with any dividends declared but unpaid upon such shares (which amount shall be, when such term is used in connection with the Class A Preferred Shares, the “Redemption Price”) on presentation and surrender of the certificate(s) for the Class A Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Class A Preferred Shares shall thereupon be cancelled and the Class A Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a check payable in the amount of the aggregate Redemption Price for the Class A Preferred Shares to be redeemed, or physical possession and evidence of title of property being distributed, or payment by such other method as may be acceptable to the holder.

From and after the Redemption Date the holder thereof shall not be entitled to exercise any of the rights of holders of Class A Preferred Shares in respect thereof unless payment of such Redemption Price is not made on the Redemption Date, in which case the rights of the holder of such Class A Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

Where at any time some but not all of the Class A Preferred Shares are to be redeemed, the Class A Preferred Shares to be redeemed shall be selected by lot in such manner as the board of directors determines, or as nearly as may be in proportion to the number of Class A Preferred Shares registered in the name of each holder, or in such other manner as the board of directors determines.

6. Redemption at the Option of the Holder (Retraction): Subject to the applicable provisions of the BCL and the GCL, the Company shall, at the option of a holder of Class A Preferred Shares, redeem at any time or times all or any part of the Class A Preferred Shares registered in the name of such holder of Class A Preferred Shares on the books of the Company upon receiving notice from such holder specifying:

(a) that such holder desires to have redeemed all or any part of the Class A Preferred Shares registered in the name of such holder; and

(b) if part only of the Class A Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

(c) the business day (in this paragraph referred to as the “Redemption Date”) on which the holder desires the Company to redeem such Class A Preferred Shares. The notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the holder or such shorter period of time as the Company and the holder of such Class A Preferred Shares may agree.

The Company shall, on the Redemption Date, redeem such Class A Preferred Shares by paying to the holder thereof, or distributing properties the value of which is equal to, the Redemption Price for each such Class A Preferred Share to be redeemed on presentation and surrender of the certificate(s) for the Class A Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Class A Preferred Shares shall thereupon be cancelled and the Class A Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a cheque payable in the amount of the aggregate Redemption Price for the Class A Preferred Shares to be redeemed, or physical possession and evidence of title of property being distributed, or payment by such other method as may be acceptable to the holder. From and after the Redemption Date the holder thereof shall not be entitled to exercise any of the rights of holders of Class A Preferred Shares in respect thereof unless payment of such Redemption Price is not made on the Redemption Date in which case the rights of the holder of such Class A Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

7. Definitions With respect to the Class A Preferred Shares (and only with respect to the Class A Preferred Shares), the following terms shall have the meaning ascribed to them below:

(a) “Convertible Loan” means a loan of up to US$240,000,000 made as of February 1, 2000 to the Company by Cott Corporation, as amended from time to time, which by its terms is convertible at the option of Cott Corporation into Class A Preferred Shares;

(b) “Redemption Amount” for each Class A Preferred Share means the quotient obtained by dividing (i) the fair market value of the Convertible Loan by (ii) the number of Class A Preferred Shares issued upon the conversion of the Convertible Loan. The directors shall fix the Redemption Amount based upon a determination of the fair market value of the Convertible Loan applying generally accepted accounting and valuation principles except that if subsequent to any determination of the fair market value of the Convertible Loan, the parties shall agree, or the Department of National Revenue, or any other taxing authority, shall assert by assessment, reassessment or otherwise, within the time period prescribed by the Income Tax Act (Canada), or applicable provincial legislation, for such action, that the fair market value of the Convertible Loan on the Conversion Date was greater or less than the amount determined, then the Redemption Amount of each Class A Preferred Share shall be deemed to be and always to have been the amount as may be finally determined by agreement of the parties or by agreement among the particular taxing authority and the parties to have been the fair market value of the Convertible Loan on the Conversion Date, or in the absence of such determination, such amount as shall be finally determined by a court having jurisdiction in the matter (after all appeal rights have been exhausted or all time periods for appeal have expired without appeals having been taken) to have been the fair market value of the Convertible Loan on the Conversion Date.

The Redemption Amount of each Class A Preferred Share so adjusted shall be deemed retroactively to the Conversion Date to have been its Redemption Amount; and in the event that any of such Class A Preferred Shares have been redeemed prior to the date the fair market value of the Convertible Loan is ultimately determined as provided herein, a cash or property settlement in the amount or value of any such adjustment shall be made by the holder of Class A Preferred Shares, or the Company, as the case may be.

The Redemption Amount shall also be adjusted in the event of any return of capital or other amendment to the capital of the Company so that the economic value of the Class A Preferred Shares, less any amount of capital returned to the holders thereof remains constant so near as may be. Any resolution of the directors of the Company determining the adjusted Redemption Amount shall be constant subject to further adjustment.

(c) “Conversion Date” means the date of conversion of the Convertible Loan into Class A Preferred Shares.

8. General: The Class A Preferred Shares will only be issued on the conversion of the Convertible Loan.

CLASS B PREFERRED SHARES

1. Ranking: The Class B Preferred Shares shall rank senior to any other shares of the Company in respect of repayment of capital and as otherwise provided, other than the Class A Preferred Shares.

2. Dividends: Subject to the rights of the holders of the Class A Preferred Shares, the holders of the Class B Preferred Shares shall be entitled to receive, in priority to the holders of any other class of shares of the Company ranking junior to such Class B Preferred Shares, and the Company shall pay thereon, as and when declared by the directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, fixed preferential, non-cumulative dividends at such rate per annum as may be determined from time to time by the board of directors provided such rate shall not exceed four per cent (4%) per annum calculated on the Redemption Amount thereof (as hereafter defined). For greater certainty, the board of directors may, from time to time declare that no dividend is payable on the Class B Preferred Shares and at such time the board of directors may declare a dividend on the common shares or any other class ranking junior to the Class B Preferred Shares. If, within 6 months after the end of any fiscal year of the Company, the directors, in their discretion, shall not have declared any dividend in any amount on the Class B Preferred Shares in respect of such fiscal year, then the rights of all holders of the Class B Preferred Shares to a dividend in respect of such fiscal year shall be forever extinguished. The holders of the Class B Preferred Shares shall not be entitled to any dividend other than or in excess of the dividend herein provided for. No dividends shall be paid on the Common Shares where to do such would violate applicable law or reduce the amount by which the realizable value of the assets of the Company exceeds its liabilities to an amount less than the aggregate of the Redemption Price (as defined above) of the outstanding Class A Preferred Shares.

3. Voting Rights: Each holder of Class B Preferred Shares shall be entitled to receive notice of and to attend all meetings of stockholders of the Company and to vote thereat, except meetings at which only holders of a specified class of shares (other than Class B Preferred Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Class B Preferred Shares, each holder of Class B Preferred Shares shall be entitled to one vote in respect of each Class B Preferred Shares.

4. Rights on Dissolution: Subject to the rights of the holders of the Class A Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Company whether voluntary or involuntary, the holders of the Class B Preferred Shares shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Company among the holders of the Common Shares and any other class of shares of the Company ranking junior to the Class B Preferred Shares, an amount equal to the Redemption Amount of the Class B Preferred Shares held, together with any dividends declared but unpaid upon such shares, and no more.

5. Redemption at the Option of the Company: Subject to the applicable provisions of the BCL and the GCL and to the rights of the holders of the Class A Preferred Shares, the Company shall, at its option, be entitled to redeem at any time or times all or any part of the Class B Preferred Shares registered in the name of any holder of any such Class B Preferred

Shares on the books of the Company with or without the consent of such holder by giving notice in writing to such holder specifying:

(a) that the Company desires to redeem all or any part of the Class B Preferred Shares registered in the name of such holder; and

(b) if part only of the Class B Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

(c) the business day (in this paragraph referred to as the “Redemption Date”) on which the Company desires to redeem such Class B Preferred Shares (the notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the Company or such shorter period of time as the Company and the holder of any such Class B Preferred Shares may agree); and

(d) the place of redemption.

The Company shall, on the Redemption Date, redeem such Class B Preferred Shares by paying to the holder(s) thereof, or distributing properties the value of which is equal to, the Redemption Amount thereof together with any dividends declared but unpaid upon such shares (which amount shall be, when such term is used in connection with the Class B Preferred Shares, the “Redemption Price”) on presentation and surrender of the certificate(s) for the Class B Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Class B Preferred Shares shall thereupon be cancelled and the Class B Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a check payable in the amount of the aggregate Redemption Price for the Class B Preferred Shares to be redeemed, or physical possession and evidence of title of property being distributed, or payment by such other method as may be acceptable to the holder. From and after the Redemption Date the holder thereof shall not be entitled to exercise any of the rights of holders of Class B Preferred Shares in respect thereof unless payment of such Redemption Price is not made on the Redemption Date, in which case the rights of the holder of such Class B Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

Where at any time some but not all of the Class B Preferred Shares are to be redeemed the Class B Preferred Shares to be redeemed shall be selected by lot in such manner as the board of directors determines, or as nearly as may be in proportion to the number of Class B Preferred Shares registered in the name of each holder, or in such other manner as the board of directors determines.

6. Redemption at the Option of the Holder (Retraction): Subject to the applicable provisions of the BCL and the GCL and the rights of the holders of the Class A Preferred Shares, the Company shall, at the option of a holder of Class B Preferred Shares, redeem at any time or times all or any part of the Class B Preferred Shares registered in the name of such holder of Class B Preferred Shares on the books of the Company upon receiving notice from such holder specifying:

(a) that such holder desires to have redeemed all or any part of the Class B Preferred Shares registered in the name of such holder; and

(b) if part only of the Class B Preferred Shares registered in the name of such holder is to be redeemed, the number thereof to be so redeemed; and

(c) the business day (in this paragraph referred to as the “Redemption Date”) on which the holder desires the Company to redeem such Class B Preferred Shares (the notice shall specify a Redemption Date which shall not be less than 30 days after the date on which the notice is given by the holder or such shorter period of time as the Company and the holder of such Class B Preferred Shares may agree).

The Company shall, on the Redemption Date, redeem such Class B Preferred Shares by paying to the holder thereof, or distributing properties the value of which is equal to, the Redemption Price for each such Class B Preferred Share to be redeemed on presentation and surrender of the certificate(s) for the Class B Preferred Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Class B Preferred Shares shall thereupon be cancelled and the Class B Preferred Shares represented thereby shall thereupon be redeemed. Such payment shall be made by delivery to such holder of a check payable in the amount of the aggregate Redemption Price for the Class B Preferred Shares to be redeemed, or physical possession and evidence of title of property being distributed, or payment by such other method as may be acceptable to the holder. From and after the Redemption Date the holder thereof shall not be entitled to exercise any of the rights of holders of Class B Preferred Shares in respect thereof unless payment of such Redemption Price is not made on the Redemption Date, in which case the rights of the holder of such Class B Preferred Shares shall remain unaffected until payment in full of the Redemption Price.

7. Definitions. With respect to the Class B Preferred Shares (and only with respect to the Class B Preferred Shares), the following terms shall have the meaning ascribed to them below:

(a) “Net Fair Market Value” with respect to the Purchased Assets or other property shall mean the fair market value as of the Transfer Date of the Purchased Assets or other property, as agreed to by the Company and the transferor of the Purchased Assets or other property (collectively the “Parties”) on the Transfer Date.

(b) “Purchased Assets” means any assets transferred to the Company (including any indebtedness of the Company satisfied or otherwise dealt with) in consideration for the issuance of Class B Preferred Shares and the payment of any non-share consideration.

(c) “Redemption Amount” means the quotient obtained by dividing (i) the sum of any cash consideration for the Class B Preferred Shares and the Net Fair Market Value of the Purchased Assets less any non-share consideration given by the Company to the person transferring the Purchased Assets by (ii) the number of Class B Preferred Shares issued as full or partial consideration for such cash or the Purchased Assets, provided that if subsequent to any determination of the Net Fair Market Value of the Purchased Assets or non-share consideration, the Parties shall agree, or the Department of National Revenue, or any other taxing authority, shall assert by assessment, reassessment or otherwise, within the time period prescribed by the Income Tax Act (Canada), or applicable provincial legislation, for such action, that the Net Fair Market Value of such Purchased Assets or non-share consideration on the Transfer Date was greater or less than the amount determined, then the Redemption Amount of each Class B Preferred Share shall be deemed to be and always to have been the amount as may be finally determined by agreement of the Parties or by agreement among the particular taxing authority and the Parties to have been the Net Fair Market Value of the Purchased Assets and the non-share consideration, as the case may be, on the Transfer Date, or in the absence of such determination, such amount as shall be finally determined by a court having jurisdiction in the matter (after all appeal rights have been exhausted or all time periods for appeal have expired without appeals having been taken) to have been the Net Fair Market Value on the Transfer Date.

If Class B Preferred Shares are issued on more than one Transfer Date, the Redemption Amount shall be determined based only upon the shares issued, and consideration received therefor, on the first Transfer Date.

The Redemption Amount of each Class B Preferred Share so adjusted shall be deemed retroactively to the Transfer Date to have been its Redemption Amount; and in the event that any of such Class B Preferred Shares have been redeemed prior to the date the Net Fair Market Value of the Purchased Assets is ultimately determined as provided herein, a cash or property settlement in the amount or value of any such adjustment shall be made by the holder of Class B Preferred Shares, or the Company, as the case may be.

The Redemption Amount shall also be adjusted in the event of any return of capital or other amendment to the capital of the Company so that the economic value of the Class B Preferred Shares, less any amount of capital returned to the holders thereof, remains constant so near as may be. Any resolution of the directors of the Company determining the adjusted Redemption Amount shall be constant subject to further adjustment.

(d) “Transfer Date” means the date of transfer to the Company of Purchased Assets or payment of money in consideration for the issue of Class B Preferred Shares, provided that if Class B Preferred Shares are issued after the date on which Purchased Assets are transferred or cash is paid in consideration therefor, then the date of such issuance will be the Transfer Date.

IV. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

V. In furtherance and not in limitation of the powers conferred by statute, the stockholders and directors of the Company are expressly authorized to make, alter or repeal the by-laws of the Company.

VI. Elections of directors need not be by written ballot.

VII. No director shall be personally liable to the Company or any of its members (stockholders) for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL or the BCL as the same exists or may hereafter be amended. If the GCL or the BCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent authorized by the GCL and the BCL, as so amended. Any repeal or modification of this provision by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

VIII. Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or between this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Company, as the case may be, and also on this Company.

IX. The Company reserves the right to amend, alter, change or repeal this Amended and Restated Certificate of Incorporation or any provision thereof, in the manner and to the extent prescribed and permitted by the GCL and the BCL, and all rights of stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on April 16, 2009.

COTT HOLDINGS INC.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Vice President, Treasurer